Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

CENVEO CORPORATION

OFFER TO EXCHANGE ITS ISSUED AND OUTSTANDING
8 7/8% SENIOR SECOND LIEN NOTES DUE 2018
FOR ITS 8 7/8% SENIOR SECOND LIEN NOTES DUE 2018
THAT HAVE BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED

PURSUANT TO THE PROSPECTUS, DATED [            ], 2010

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [                    ], 2010, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

As set forth in the Prospectus dated [            ], 2010 (the “Prospectus”) and the accompanying Letter of Transmittal (the “Letter of Transmittal”) and Instruction 1 thereto, this form, or one substantially equivalent hereto, must be used to accept the Exchange Offer if certificates representing the 8 7/8% Senior Second Lien Notes due 2018 (the “Outstanding Notes”) of Cenveo Corporation, a Delaware corporation (the “Company”), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit a Holder’s certificates or other required documents to reach the Exchange Agent prior to the Expiration Date. Such form may be delivered by hand, overnight courier, facsimile transmission or mail to the Exchange Agent and must include a guarantee by an Eligible Institution (as defined in the Letter of Transmittal) unless such form is submitted on behalf of an Eligible Institution. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Prospectus.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, National Association

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:	In Person by Hand Only:
WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480	WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479	WELLS FARGO BANK, N.A. 12th Floor-Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN 55479
By Facsimile (for Eligible Institutions only): (612) 667-6282 For Information or confirmation by Telephone: (800) 344-5128

Delivery of this instrument to an address or transmission via facsimile number other than the ones above will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies & Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the undersigned hereby tenders to the Company $             principal amount of Outstanding Notes, pursuant to the guaranteed delivery procedures set forth in the Prospectus and accompanying Letter of Transmittal.

Certificate Numbers of Outstanding Notes (if available)	Principal Amount Tendered

If Outstanding Notes will be tendered by book-entry transfer to The Depositary Trust Company (the “DTC”), provide account number.

Account No. _________________________

The undersigned authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company and Wells Fargo Bank, National Association, as Trustee with respect to the Outstanding Notes tendered pursuant to the Exchange Offer.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

SIGN HERE

Signature(s) of Registered Holder(s) or Authorized Signatory

Name(s) of Registered Holder(s)

(Please Type or Print)

Address

Zip Code

Area code and Telephone Number

Dated: ______________________________________________________________________, 2010

GUARANTEE
(Not to be Used for Signature Guarantees)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad–15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (a) represents that the above-named person(s) are deemed to own the Outstanding Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act (“Rule 14e-4”), (b) represents that such tender of Outstanding Notes complies with Rule 14e-4 and (c) guarantees delivery to the Exchange Agent of certificates representing the Outstanding Notes tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at DTC, with a properly completed and duly executed Agent’s Message (as defined in the Letter of Transmittal) or Letter of Transmittal, as the case may be, with any required signature guarantees and any other documents required by the Letter of Transmittal, within three Business Days after the date of execution hereof.

Name of Firm	Title

Authorized Signature	Name (Please Type or Print)

Address	Dated: _________________________, 2010

Area Code and Telephone Number

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING OUTSTANDING NOTES WITH THIS FORM. CERTIFICATES FOR OUTSTANDING NOTES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.